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                                                                     EXHIBIT 1.1

                                                             SUBJECT TO APPROVAL
                                                             OF THE UNDERWRITERS



                               3,250,000 Shares
                           AASTROM BIOSCIENCES, INC.
                                 COMMON STOCK
                            UNDERWRITING AGREEMENT
                            ----------------------
                                                                          , 1997
COWEN & COMPANY
J.P. MORGAN & COMPANY
 As Representatives of the several Underwriters

c/o Cowen & Company
 Financial Square
 New York, New York 10005

Dear Sirs:

     1.  Introductory.  Aastrom Biosciences, Inc., a Michigan corporation (the
         ------------
"Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 3,250,000 shares of Common Stock, no par value (the "Common Stock") of the Company. The aggregate of 3,250,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 487,500 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." Cowen & Company ("Cowen") and J.P. Morgan & Company are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     2.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, the several Underwriters that:

               (a) A registration statement on Form S-1 (File No. 333-15415) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect

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          to the Stock, including any preeffective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended preeffective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. [MATT--your fax was garbled here; what was your comment?] The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or,
          (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term
          "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424 (b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

               (b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at its date of issue, each Preeffective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or

                                       2
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          necessary to make the statements therein, in light of the
          circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates, the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preeffective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

               (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions (in all cases other than in the ordinary course of business), and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company or any change in the capital stock, short-term or long-term debt of the Company.

               (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus.

               (e) Coopers & Lybrand L.L.C., who have expressed their opinions on the audited financial statements and related schedules included in the Registration

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          Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (f) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Michigan, with power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus; except as otherwise described in the Prospectus, the Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, expect for such franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders the absence of which, alone or in the aggregate, do not or would not have a material adverse effect on the Company; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company does not own or control, directly or indirectly, any other corporations, associations or other entities.

               (g) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Dates, as set forth under the caption "Capitalization" in the Prospectus (adjusted, in the case of the Option Closing Date, as set forth under the heading "Pro Forma As Adjusted" under such caption); the outstanding shares of common stock (including the outstanding shares of Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

               (h) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

               (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject, which, if determined adversely to the Company might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Preeffective Prospectus in any jurisdiction or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" in the Prospectus is true and correct and complies with the Rules and Regulations.

               (j) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound other than any such indenture, mortgage, deed of trust, note or other agreement or instrument which, alone or in the aggregate, is material to the Company, the Articles of Incorporation, By-laws or other organizational documents of the Company, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than any such law, order, rule or regulation which, alone or in the aggregate, is material to the Company, or will result in the creation of a lien.

               (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters, all of which requirements have been satisfied in all material respects.

               (l) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (m) The Company is in all material respects in compliance with, and conducts its businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company.

               (n) The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its properties or assets that would materially adversely affect the financial position, business or operations of the Company.

               (o) Except as disclosed in the Registration Statement, the Company is in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a material adverse effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environment Law.

               (p) No person or entity has the right to require registration, as part of the Registration Statement, of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

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               (q)  Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

               (r) The Company has provided you with all financial statements since June 30, 1992 to the date hereof that are available to the officers of the Company.

               (s) The Company owns or possesses license rights to all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights as described in the Prospectus as being owned or licensed by it, as being proprietary to the Company or as necessary for the conduct of its business as presently conducted or contemplated by the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. Without limiting the foregoing, each of the license agreement between the Company and Joseph G. Cremonese dated July [__], 1992 and relating to [Patent nos. __] and the license agreement between the Company and the University of Michigan dated March 13, 1992, as amended, and relating to U.S. Patent No. 4,839,292, is a valid and binding agreement of Joseph G. Cremonese and of the University of Michigan, respectively, enforceable in accordance with its terms; and the Company is not in material breach or violation of any of the terms or provisions of either such agreement, and no default exists under either such agreement. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

               (t) The Company has performed all material obligations currently required to be performed by it under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor, to the Company's knowledge, any other party to such contract is in default under or in breach of any such obligations. The Company has not received any notice of such default or breach.

               (u) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business

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          activities of the Company.  The Company does not have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the "Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

               (v)  The Company has obtained the written agreement described in
          Section 8(o) of this Agreement from each of its officers and directors.

               (w) The Company has and the Company as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described the Prospectus or such as would not have a material adverse effect on the Company; and any real property and buildings held under lease by the Company or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by it under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company, in each case except as described in or contemplated by the Prospectus.

               (x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company except as described in or contemplated by the Prospectus.

               (y) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

               (z)  The Company has complied with all provisions of Section
          517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

               (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in

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          conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (ab) To the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

               (ac) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (ad) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

          3.   Purchase by, and Sale and Delivery to, Underwriters -- Closing
               --------------------------------------------------------------
Dates. The Company agrees to sell to the Underwriters the Firm Stock, and on the
-----
basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 12 hereof.

          The purchase price per share to be paid by the Underwriters to the Company will be $ [_____] per share (the "Purchase Price").

          The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of the Company, all at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019.
The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on [__________], 1997, in accordance with Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Cowen. The First Closing Date may be postponed pursuant to the provisions of Section 12.

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          The Company shall make the certificates for the Stock available to the
Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of [Cowen & Company, Financial Square,] New York, New York 10005.

          It is understood that Cowen, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Cowen shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

          The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering.

          For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase up to 487,500 shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

          The option granted hereby may be exercised by the Underwriters by giving written notice from Cowen to the Company setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date," and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. The Option Closing Date and the First Closing Date are herein called the "Closing Dates." All purchases of Optional Stock from the Company shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

          The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives

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may direct by notice in writing to the Company given at or prior to 12:00 Noon,
New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check-or checks in Clearing House funds (next day funds), payable to the order of the Company all at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019. The Company shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement between the Company and Cowen. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

          4.  Covenants and Agreements of the Company.  The Company covenants
              ---------------------------------------
and agrees with the several Underwriters that:

               (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and
          (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

               (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

               (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act, including under the Rules and Regulations, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

               (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective Prospectus as the Representative(s) may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, including under the Rules and Regulations, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

               (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

               (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representative(s) may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

               (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and will make available to its shareholders quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company and each other report furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders generally, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request.

               (h) The Company will use its best efforts to list the Stock, subject to official notice of issuance, on the NASDAQ National Market System ("NASDAQ").

               (i) The Company will maintain a transfer agent and registrar for its Common Stock.

               (j) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

               (k) Without the prior written consent of Cowen, the Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the 180 days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants or stock options, or pursuant to contractual rights, in each case which are presently outstanding and described in the Prospectus or subsequently granted as contemplated by the Prospectus.

               (l) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

               (m) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

               (n) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

               (o) Prior to the Closing Date the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the financial condition, results of operation, business, prospects, assets or liabilities of the Company, or the offering of the Stock, without your prior written consent.

          5.  Payment of Expenses. (a) The Company will pay (directly or by
              -------------------
reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preeffective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, or in connection with the printing, filing, shipping and distribution of the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers, Agreement, the Underwriters Questionnaire and the Blue Sky memoranda and this Agreement; (viii) all filing fees, attorneys fees, and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may reasonably designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

               (b) In addition to its other obligations under Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, (i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to timed by The Chase Manhattan Bank, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

               (c) In addition to its other obligations under Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(b) hereof which relates to information furnished to the Company pursuant to Section 6(d) hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters, obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the

Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

               (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this Section 5, as the case may be, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 6.

     6.  Indemnification and Contribution. (a) The Company agrees to indemnify
         --------------------------------
and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof and, provided,
                                                                      --------
that the indemnity agreement provided in this Section 6(a) with respect to any Preeffective Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or expenses based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Common Stock, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter

Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) the Underwriters shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include any such Company Indemnified Parties, and the Underwriters and such Company Indemnified Parties at law or in equity have been advised by counsel to the Company that one or more legal defenses may be available to it or them which conflict with the defenses of the Underwriters, in which case the indemnified party or parties shall have the right to select a single separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

               (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (d) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), on the inside front cover concerning stabilization and over-allotment by the Underwriters, and under the third and eighth paragraphs under the caption "Underwriting" in any Preeffective Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preeffective Prospectus, the Prospectus or the Registration Statement.

               (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

     7.  Survival of Indemnities, Representations, Warranties, etc.  The
         ----------------------------------------------------------
respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

     8.  Conditions of Underwriters, Obligations. The respective obligations of
         ---------------------------------------
the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

               (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424 (b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

               (b) The Representatives shall have been satisfied that there shall not have occurred any change prior to the Closing Dates in the condition (financial or otherwise) properties, business, management, prospects, net worth or results of operations of the Company or any change in the capital stock, short-term or long-term debt of the Company, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

               (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform its obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

               (d) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P., independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

               (e) The Representatives shall have received from Coopers & Lybrand L.L.P., independent certified public accountants, a letter, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

               (f) The Representatives shall have received from Gray Cary Ware & Freidenrich, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit I hereto.

               (g) The Representatives shall have received from Pepper, Hamilton & Scheetz, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit II hereto.

               (h) The Representatives shall have received from Oblon, Spivak, McClelland, Maier & Neustadt, P.C., patent counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit III hereto.

               (i) The Representatives shall have received from Pretty, Schroeder, Brueggemann & Clark, P.C., patent counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in
          Exhibit IV hereto.

               (j) The Representatives shall have received from Campbell & Flores, patent counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit V hereto.

               (k) The Representatives shall have received from Hyman, Phelps & McNamara, regulatory counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit VI hereto.

               (l) The Representatives shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

               (m) The Representatives shall have received a certificate, dated the Closing Dates, signed on behalf of the Company by its chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

                    (i) No stop order suspending the effectiveness of the
               Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                    (ii) Neither any Preeffective Prospectus, as of its date,
               nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, or any change in the capital stock (other than through the exercise of stock options), short-term or long-term debt of the Company;

                    (iv) The representations and warranties of the Company in
               this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                    (v) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company; (ii) the business and operations conducted by the Company have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

               (n) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

               (o) Cowen shall have received the written agreements of the officers, directors and holders of Common Stock listed in Schedule B that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the 180 days following the date of the final Prospectus, other than (i) by operation of law, (ii) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (iii) as a distribution to partners or stockholders of such person provided that the distributees thereof agree in writing to be bound by the terms of this restriction.

     All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Cowen shall be entitled to waive any of such conditions.

     9.  Effective Date.  This Agreement shall become effective immediately as
         --------------
to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

     10.  Termination. This Agreement (except for the provisions of Section 5)
          -----------
may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

     This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company if (i) at or prior to the First Closing Date (or the Option Closing Date) trading in securities on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) at or prior to the First Closing Date or the Option Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock or Optional Stock, as applicable, on the terms contemplated by the Prospectus; (iv) there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock or the Optional Stock, as applicable on the terms contemplated by the Prospectus; (v) there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock or Optional Stock, as applicable, on the terms contemplated by the Prospectus; or (vi) there shall have occurred any other event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Firm Stock or Optional Stock, as applicable on the terms contemplated by the Prospectus.

     11.  Reimbursement of Underwriters. Notwithstanding any other provisions
          -----------------------------
hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

     12.  Substitution of Underwriters. If any Underwriter or Underwriters shall
          ----------------------------
default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

     13.  Notices. All communications hereunder shall be in writing and, if sent
          -------
to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Cowen & Company at Financial Square, New York, New York 10005 except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Douglas Armstrong.

     14.  Successors. This Agreement shall inure to the benefit of and be
          ----------
binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

     15.  Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     16.  Authority of the Representatives. In connection with this Agreement,
          --------------------------------
you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Cowen, as Representative, will be binding on all the Underwriters.

     17.  Partial Unenforceability. The invalidity or unenforceability of any
          ------------------------
Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     18.  General. This Agreement constitutes the entire agreement of the
          -------
parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

     19.  Counterparts. This Agreement may be signed in two (2) or more
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                   Very truly yours,

                                   AASTROM BIOSCIENCES, INC.

                                   By:
                                      ----------------------
                                      President


Accepted and delivered in
 New York, New York as of
 the date first above written.

COWEN & COMPANY
J.P. MORGAN & COMPANY
 Acting on their own behalf
 and as Representatives of several
 Underwriters referred to in the
 foregoing Agreement.

By:  Cowen Incorporated,
     its general partner

By:
   -------------------------------
    Title:

                                   SCHEDULE A





                                      Number     Number of
                                     of Firm    Optional
                                      Shares      Shares
                                       to be       to be
Name                                 Purchased   Purchased
----                                 ---------   ---------

Cowen & Company.....................

J.P. Morgan & Company...............




                                     ---------   ---------
     Total.......................... 3,250,000     487,500
                                     =========   =========

                                   SCHEDULE B

V. Albee                          B. Hampson                   C. Parrish
R.D. Armstrong                    W. Hassel                    L. Paul
J. Arnett                         M. Heidmous                  P. Powell
A. Ausmus                         J. Herbst                    D. Richardson
Brentwood Associates V, L.P.      R. Herman                    W. Robertson-Woerner
D. Brott                          M. Hillman                   F. Rogers
S. Brown                          G. Huang                     R. Rossi
S. Boff                           S. Jankins                   S. Rummel
S. Burhop                         S. Jarose                    SBIC Partners, L.P.
J. Caldwell                       T. Jensen                    T. Schultz
Candice E. Appleton Family        C. Jordan                    R. Schwartz
 Trust                            J. Karaisz                   S. Scott
J. Caudill                        R. Kelch                     T. Simpson
M. Clarke                         M. Koller                    A. Smith
COBE Laboratories                 M. Laforest                  D. Smith
T. Deaver                         D. Larson                    M. Staebler
A. Deisseroth                     E. Letourneau                E. Stawiarski
J. Douville                       M.D. Anderson Cancer Center  H. Stern
N. Eades                          B. Lundell                   C. Stern
T. Eisfeld                        R. Maher                     A. Tasich
S. Emerson                        J. Maluta                    E. Thomas
Enterprise Development            I. Manchel                   Treasurer of State of Michigan
 Fund II, L.P.                    R. Mandalam                  S. Tucker
Enterprise Development            T. Muller                    University of Michigan
 Fund, L.P.                       E. Mussi                     G. Van Zant
R. Fish                           S. Neering                   C. Vento
GC&H Partners                     B. Newsom                    N. Venturi
S. Giudici                        Northwest Ohio Venture       S. Weber
K. Goltry                          Fund, L.P.                  Rhone-Poulenc Rorer, Inc.
L. Gonzalez                       W. Ogier                     J. Williams
G. Gorgas                         M. Orrico                    Wind Point II, L.P.
A. Grims                          M. Oxender                   S. Winkler
H&Q Life Science Technology       B. Palsson                   H. Witzel
H&Q London Ventures               M. Palsson                   K. Zawaski

                                   EXHIBIT I
                    OPINION OF GRAY CARY WARE & FREIDENRICH



               (a) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

               (b) To such counsel's knowledge, the Firm Stock or the Optional Stock, as the case may be, to be issued by the Company pursuant to the terms of this Agreement will not have been issued in violation of or subject to any co-sale right, registration right, right of first refusal or other similar right.

               (c) The license agreement between the Company and Joseph G. Cremonese dated July [__], 1992 and relating to [Patent nos. __] is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement, and no default exists under such agreement;

               (d) The license agreement between the Company and the University of Michigan dated March 13, 1992, as amended, and relating to U.S. Patent No. 4,839,292 is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement and no default exists under such agreement;

               (e) This Agreement, assuming due authorization, execution and delivery by the Company and you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (f) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

               (g) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

               (h) The description in the Registration Statement and the Prospectus of statutes other than Michigan Law are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

               (i) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

               (j) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not, to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

               (k) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Stock by the Underwriters;

               (l) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

               (m) To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; and

               (n) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities as part of the offering contemplated by the Registration Statement have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not independently checked or verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, (i) at the time the Registration Statement became effective, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) at the Closing Date or any later date on which the Optional Stock are to be purchased, as the case may be, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

          Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                                  EXHIBIT II
                     OPINION OF PEPPER, HAMILTON & SCHEETZ


               (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Michigan;

               (b) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

               (c) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

               (d) The Firm Stock or the Optional Stock, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

               (e) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it hereunder;

               (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

               (g) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               [(h) The license agreement between the Company and Joseph G. Cremonese dated July [__], 1992 and relating to [Patent nos. __] is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement, and no default exists under such agreement;]

               [(i) The license agreement between the Company and the University of Michigan dated March 13, 1992, as amended, and relating to U.S. Patent No. 4,839,292 is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement and no default exists under such agreement;]

               (j) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Michigan law;

               (k) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

               [(l) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;]

               (m) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

               (n) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Stock by the Underwriters;

               (o) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

               (p) To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; and

               (q) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

          In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Optional Stock are to be purchased, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Optional Stock are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Michigan upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                                  EXHIBIT III
          OPINION OF OBLON, SPIVAK, MCCLELLAND, MAIER & NEUSTADT, P.C.

                                   EXHIBIT IV
            OPINION OF PRETTY, SCHROEDER, BRUEGGEMANN & CLARK, P.C.

                                   EXHIBIT V
                          OPINION OF CAMPBELL & FLORES

                                   EXHIBIT VI
                      OPINION OF HYMAN, PHELPS & MCNAMARA



               a. The statements in the Registration Statement and Prospectus under the captions "Risk Factors -- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation," insofar as such statements purport to summarize applicable provisions of the United Stated food and drug laws (the "Food and Drug Laws"), have been reviewed by such counsel and are accurate as to, and fairly describe, the regulatory status of the Company under the Food and Drug Laws; and to such counsel's knowledge, there are no presently existing Food and Drug Laws applicable to the Company and/or the Company's products that are required to be described or referred to in the Registration Statement and Prospectus that are not so described or referred to therein.

               b. To such counsel's knowledge, the Company is currently conducting its business in material compliance with all applicable provisions of the Food and Drug Laws.

               c. There are no judicial or administrative proceedings pending or, to such counsel's knowledge, threatened against the Company that may cause any regulatory permit that is material to the business of the Company, to be revoked, withdrawn, cancelled, suspended or not renewed.

          In rendering the foregoing opinions, such counsel may state that they have not independently verified nor do they take any responsibility for nor are they addressing in any way any statements of fact or statements of belief attributable to the Company.

          In addition to the foregoing opinions, counsel shall state that:

          During the course of preparation of the Registration Statement, such counsel participated in certain discussions with officers of the Company as to the regulatory matters dealt with under the captions "Risk Factors -- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation" in the Prospectus. While such counsel has not undertaken to determine independently and such counsel does not assume any responsibility for, the accuracy, completeness or fairness of the statements under such captions in the Prospectus, such counsel shall state on the basis of these discussions that no facts have come to their attention which cause them to believe that the statements in the Prospectus under the captions "Risk Factors -
- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation," insofar as such statements relate to regulatory matters, at the time the Registration Statement became effective, or at the Closing Date or at any later date on which Optional Stock are purchased, as the case may be, the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date hereof contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                       1